For Immediate Release

Contact: Tate Fite Chief Financial Officer 7.495.221.5516 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces 2006 Second Quarter Results

 Files Restated Financial Statements for Prior Periods

New York, NY – October 25, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced its results of operations for the three and six months ended June 30, 2006. For the three months ended June 30, 2006, the Company recorded total revenues of $5,216,000, which represents an increase of 117.2% from the revenues of $2,401,000 reported for the period ended June 30, 2005. For the three months ended June 30, 2006, the Company incurred a net loss applicable to common shares of $4,231,000, or $0.42 per basic and diluted share, as compared to a restated net loss applicable to common shares of $1,450,000, or $0.16 per basic and diluted share, for the three months ended June 30, 2005.  The current quarter’s loss per share was based on 10,149,000 weighted average shares outstanding for the period, while the loss per share for the three month period ended June 30, 2005 was based on 8,834,000 weighted average shares outstanding.

For the six months ended June 30, 2006, the Company recorded total revenues of $9,325,000, which represents an increase of 101.3% from the $4,632,000 of revenues recorded for the six months ended June 30, 2005. For the six months ended June 30, 2006, the net loss applicable to common shares was $6,847,000, or $0.72 per share, basic and diluted, as compared to the restated net loss applicable to common shares of $14,334,000 for the six months ended June 30, 2005, or $1.62 per share, basic and diluted. The prior year loss included a non-cash beneficial conversion feature charge of $10,781,000 relating to the issuance of Series B Preferred stock in January 2005. This accounted for $1.22 per share, basic and diluted, of the prior year net loss.

The sales growth is the direct result of accelerated expansion of the Company’s hybrid fiber coaxial network in Moscow, Russia, and of aggressive sales and marketing efforts, which have resulted in increased subscriber levels, particularly for pay television and Internet access services.

The Company also announced that it had filed amendments to its quarterly reports on Form 10-Q and its annual report on Form 10-K to incorporate restated financial statements for the periods ended June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006 to reflect the correction of errors in its accounting for deferred income taxes as outlined in the Company’s press release dated September 8, 2006. As a result of the errors in the Company’s accounting for deferred income taxes, the previously issued financial statements had overstated the net loss for the year ended December 31, 2005 by $1,349,000, which is comprised of an overstatement of the net loss for the second quarter of 2005 of $915,000, an understatement of the net loss for the third quarter of 2005 of $165,000 and an overstatement of the net loss for the fourth quarter of 2005 of $599,000.  In addition, due to the accounting for deferred income taxes described above, the net loss for the three months ended March 31, 2006 was understated by $233,000. The cumulative effect of the restatement was to increase our previously reported stockholders’ equity as of March 31, 2006 by $1,100,000. A component of the adjustment to the deferred tax accounting is attributable to the allocation of the purchase price of ComCor-TV with respect to temporary differences that resulted in deferred tax assets and liabilities as of the February 2004 acquisition date. Accordingly, in restating deferred tax balances, the restated Consolidated Balance Sheets reflect a decrease in the deferred tax valuation allowance and goodwill associated with this acquisition of $706,000 effective with the second quarter of 2005, which was further adjusted as of March 31, 2006 for the change in foreign currency exchange rates. Certain of the above amounts differ slightly from those disclosed in our September 8, 2006 press release, as a result of further refinements in the Company’s analysis of its accounting for deferred income taxes.

The Company also revised its quarterly reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005 to indicate that its disclosure controls and procedures were not effective during those periods, as a result of the material weaknesses described in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and in its Form 10-Q for the period ended March 31, 2006.

About Moscow CableCom

Moscow CableCom Corp. (NASDAQ: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed data network in Moscow.  At present, no other company in Moscow is providing a full range of residential broadband services. For more information on Moscow CableCom Corp. and AKADO, visit:  www.moscowcablecom.com and www.akado.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K /A for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Consolidated Condensed Balance Sheets (unaudited)
 (in thousands, except per share data)

	June 30,	December 31,
	2006	2005
		(restated)
Assets
Current assets:
Cash and cash equivalents	$ 9,318	$ 5,442
Marketable securities	7,602	3,322
Trade receivables, less allowance for doubtful accounts of $141 and $111	404	252
Inventories, net	2,022	1,237
Taxes receivable	5,785	3,523
Deferred costs	628	470
Deferred income taxes	693	398
Prepaid expenses and other current assets	3,465	1,845
Total current assets	29,917	16,489
Property, plant and equipment, net	40,485	25,730
Construction in progress and advances	13,901	9,563
Prepaid pension expense	5,269	5,111
Intangible assets, net	4,786	4,850
Goodwill	4,623	4,409
Investment in Institute for Automated Systems	7,292	7,128
Deferred costs	930	712
Other assets	1,787	716
Total assets	$ 108,990	$ 74,708

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$ 571	$ 598
Payable to affiliate	651	531
Accounts payable and accrued liabilities	8,647	4,849
Deferred revenue	198	354
Total current liabilities	10,067	6,332
Note payable to shareholder	31,542	20,211
Long-term debt, less current maturities	2,982	1,773
Other long-term obligations	883	720
Deferred revenue	547	380
Deferred income taxes	3.293	2,911
Total liabilities	49,314	32,327
Commitments and contingencies
Stockholders’ equity:
Series A cumulative convertible preferred stock, no par value; 800,000 shares authorized; 150,144 shares issued and outstanding; liquidation preference $18.75 per share	2,792	2,792
Series B convertible preferred stock, $.01 par value, 25,000,000 shares authorized 4,500,000 shares issued and outstanding	45	45
Common stock, $.01 par value; 40,000,000 shares authorized; 11,392,422 shares and 8,860,746 shares, respectively, issued and outstanding	114	89
Additional paid-in capital	88,786	66,243
Accumulated deficit	(33,455)	(26,608)
Treasury stock, at cost, 24,500 shares	(180)	(180)
Accumulated other comprehensive income	1,574	-
Total stockholders’ equity	59,676	42,381
Total liabilities and stockholders’ equity	$ 108,990	$ 74,308

MOSCOW CABLECOM CORP.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005 (restated)	2006	2005 (restated)

Sales and revenues
Subscription fees, connection fees and equipment sales	$5,162	$2,349	$9,215	$4,538
Other	54	52	110	94

Total revenue	5,216	2,401	9,325	4,632

Cost of sales
Services from related party	1,093	432	2,031	803
Salaries and benefits	982	298	1,734	573
Depreciation and amortization	1,275	428	2,060	842
Other	680	466	1,063	894

Total cost of sales	4,030	1,624	6,888	3,112

Gross margin	1,186	777	2,437	1,520

Operating expenses
Salaries and benefits	3,134	1,421	5,575	2,724
Depreciation	185	109	416	209
General and administrative	2,377	1,459	4,090	2,488

Total operating expenses	5,696	2,989	10,081	5,421

Loss from operations	(4,510)	(2,212)	(7,644)	(3,901)

Equity in losses of Institute for Automated Systems	(73)	(86)	(204)	(143)
Investment income and other income	191	342	316	591
Interest expense	(948)	(654)	(1,557)	(1,233)
Foreign currency gain (loss)	989	(72)	2,346	(75)

Loss before income taxes	(4,351)	(2,682)	(6,743)	(4,761)
Income tax benefit	177	1,289	9	1,321

Net loss	(4,174)	(1,393)	(6,734)	(3,440)
Preferred dividends	(57)	(57)	(113)	(113)
Beneficial conversion feature	-	-	-	(10,781)

Net loss applicable to common shares	$(4,231)	$(1,450)	$(6,847)	$(14,334)

Loss per common share:
Basic and diluted	$(0.42)	$(0.16)	$(0.72)	$(1.62)